EX99.1
CHS Fiscal year 2023 Annual Meeting
CFO Report
FINAL
•Good evening, owners and business partners.

•It is with great pleasure, enthusiasm and optimism for the future that I present to you the CHS financial report for fiscal year 2023.

•Before I go into detail, please review this safe harbor statement.

•Some topics in this financial report may be forward-looking. Future results may differ from those implied. Differences may exist because of risks and uncertainties in our business, including those described in our most recent 10-K, which is on file with the SEC.

•Let me start by welcoming everyone – both those here in person and those joining us virtually.

•It was another exceptional year for our company, as we achieved record-breaking profitability that underscores our commitment to financial excellence, sustainable growth and long-term value for our owners. Your support, the dedication of CHS employees, excellent operational performance and favorable market conditions combined to produce the highest-ever earnings in our 92-year history.

•Our purpose of creating connections to empower agriculture is our north star and has led us in our collective achievements as we all fulfill our important work to help fuel rural America and feed the world.

Revenues
Let’s start our financial review with revenues. Total revenue in fiscal year 2023 was $45.6 billion, which was a 5% decline over our record-breaking revenue result last year.

Net Income
Net income for fiscal year 2023 was $1.9 billion, a $222 million increase over last year.

Energy
•Moving on to Energy. Our Energy segment includes four businesses – refined fuels, propane, lubricants, and transportation. Our Energy segment reported fiscal year 2023 pretax income of $1.1 billion, which is a year-over-year increase of $459 million.

•The dramatic increase in Energy earnings was due to higher refining margins, robust demand for refined fuels and favorable pricing for Canadian crude oil. Profitability was partially offset by higher repairs and maintenance expenses and increased year-over-year costs for renewable energy credits, or RINs.

•We also processed fewer barrels of crude oil in fiscal year 2023 than the prior year due to a planned major maintenance event, known as a turnaround, at our Laurel, Montana, refinery.

•Improved margins in our propane business resulted from favorable market conditions.

Ag
•Now let’s look at our Ag segment. This reporting segment includes three businesses – wholesale agronomy, global grain & processing, and retail operations and distribution, also known as country operations.

•In fiscal year 2023, the Ag segment delivered pretax income of $412 million, a decrease of $246 million over the record high we saw last year.

•Despite shifting trade flows, severe drought in parts of the country and other challenges, the Ag segment delivered strong performance.

•We leveraged our trading expertise and extensive supply chain capabilities to help secure market access for our owners and balance grain and oilseed inventories to meet customer needs around the world.

•Contributing to our year-over-year earnings results in Ag were the following factors:
◦Grain and oilseed exports were reduced year-over-year as U.S. pricing was not globally competitive, which eroded demand for U.S. commodities.
◦We had a $233 million decrease in margins for wholesale and retail agronomy products, which experienced market-driven price declines compared to historical highs in the previous year.
◦We saw a $52 million decrease in renewable fuels margin due to lower ethanol prices.
◦In our oilseed processing business, favorable market conditions and robust meal and oil demand led to margin increases of over $90 million that bolstered strong earnings in this business. Additionally, the capacity investments we have made at our soy-processing facilities in Fairmont and Mankato, Minn., allowed us to increase crush volumes and boost profitability.

Nitrogen Production
•Nitrogen Production represents our equity method investment in CF Nitrogen, a subsidiary of CF Industries.

•Pretax income for fiscal year 2023 was $261 million, which was a decrease of $217 million versus the record high in this segment in fiscal year 2022.

•This reflects significantly decreased market prices for urea and UAN due to global supply and demand factors.

•Our CF Nitrogen investment enables us to participate in fertilizer production economics as a vertically integrated player in this market and ensures reliable fertilizer supply for our owners.

Corporate and Other
•Our Corporate and Other category includes:
◦CHS Hedging, our commodity brokerage business; and
◦CHS Capital, which provides financing to members.

•It also includes our strategic investments in joint ventures:
◦Ardent Mills, a premier flour-milling and ingredient supplier, that we own with Cargill and ConAgra, and to which we supply wheat and durum products, and
◦Ventura Foods, which we own with Mitsui, which is a leading producer and distributor of oil-based food products, like dressings and sauces, that are sold to retail and foodservice customers in more than 60 countries.

•Corporate and Other pretax income was $260 million in fiscal year 2023, which is a year-over-year increase of $202 million.

•The improvement was primarily due to increased interest income, as well as higher equity income from Ventura Foods, which experienced more favorable market conditions for edible oils and had a one-time gain due to the disposition of non-strategic assets.

Segment Wrap Up
•Our total pretax income in fiscal year 2023 was $2 billion.

•Our tax expense for the year, $108 million, is $24 million lower compared to fiscal year 2022 due to the proportionate share of patronage and non-patronage income and, as always, because of careful tax planning.

•In total, CHS reported net income of $1.9 billion in fiscal year 2023, which is a 13% increase year-over-year.

•This is a proud accomplishment for CHS and our owners.

Equity Management
•One unique benefit of the cooperative model is patronage. As CHS owners, you share in the profits.

•Each year, in deciding patronage and redemptions, the CHS Board of Directors considers:
◦What CHS can afford, taking into account the market dynamics in front of us,
◦What is in the best interests of CHS and its members, and
◦Maintaining a strong balance sheet that allows us to both navigate changing market conditions and invest strategically for long-term growth.

•Based on fiscal year 2023 results, CHS intends to return $730 million in cash to the country during fiscal year 2024:
◦$365 million in cash patronage, based on business done with CHS in fiscal year 2023, and
◦$365 million in equity redemptions.

•Of the $365 million in equity redemptions:
◦$305 million will be distributed to associations based on age of equity, with payments to be made in the spring.

◦$60 million will fulfill requests from eligible individual owners based on age of patron and from their estates.

•This will bring the total cash returned to owners over a 10-year period to over 3.2 billion dollars, including $1.7 billion to owners in a two-year timeframe, an unprecedented amount which is a testament to both your support and our commitment to shared success.

•In addition to cash patronage and equity redemptions, CHS will also issue $875 million of new equity to patrons based on business done in fiscal year 2023. Of that, $706 million will be qualified equity and $169 million will be non-qualified equity.

•This year, CHS will not have any unused DPAD tax deductions available to distribute to owners.

•Next, we will review a few estimated wholesale patronage rates. What you see on the screen is cash patronage and total patronage. I’ll highlight a few:
◦Premium diesel total patronage is 30 cents per gallon with a cash portion of 9 cents.
◦Soybeans total patronage is 43 cents per bushel with a cash portion of 13 cents.
◦Bulk fertilizer total patronage is $31.40 per ton with a cash portion of $9.24 per ton.

•These cash returns and patronage numbers are tangible proof of the financial value and benefits of the cooperative business model.

Fiscal 2024 Outlook

•Looking forward, we are optimistic about the future. Of course, that optimism is tempered with some caution because we will face challenges associated with global trade shifts, geopolitical instability, market volatility, bigger and financially stronger competitors, AI, sustainability requirements, inflation and a higher interest rate environment.

•However, we feel well-prepared to navigate these pressures, to serve our customers with excellence and to collaborate with you towards further collective success.

•The energy and agriculture industries are intersecting in new ways. CHS is uniquely positioned to create long-term value from this growing interconnectivity.

•The increasing overlap between our industries affords us compelling investment and profit-creation opportunities. With our financial strength and our plans to continue to strengthen our balance sheet, we are poised to participate in our industries in ways that will continue to build a stronger cooperative system and generate value for our owners in the decades ahead.

•Your CHS Board of Directors and leadership team has long been focused on positioning CHS for enduring success through our decisions and actions, making the tough calls; challenging ourselves, adapting and evolving as market conditions and competitive circumstances change.

•Tomorrow you will be asked to vote on a particularly important amendment to the CHS bylaws – to both create a sustainable equity management program and to secure our financial strength for the future.

•This is a defining moment for our company. We have an immense responsibility to get this right, to honor those that have come before us, and to position those that come after us for growth and success.

•This proposed bylaws amendment is the right thing for CHS and our owners to ensure we can remain a relevant, strong player in a global marketplace as the demands of our industry evolve and change.

Close

•Before I wrap up the financial report this evening, I want to pause for the most important message – and that is to express our gratitude.

•We appreciate you. We are thankful for you. We don’t take your support, your trust or your allegiance for granted, and we will continue to work hard every single day to earn your business.

•It is your support and trust that has empowered this cooperative to go from strength-to-strength over the last number of years, elevating our financial performance and generating substantial cash returns that help fuel your growth. Fiscal year 2023 marked the highest-ever earnings in our long history. We did this together.

•The cooperative system is not just a business model, it’s a philosophy. We are stronger together.

•We are humbled to serve you and we know that together we can continue to build a proud legacy that will survive long after all of us are gone – for our children, our grandchildren and their children.

Thank you!